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                                                                    Exhibit 23.1

Trio-Tech International
Van Nuys, CA


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Registration Statement No. 333-38082 on Form S-3 and No. 333-40102 on Form S-8 of Trio-Tech International of our report dated September 9, 2003, relating to the consolidated financial statements of Trio-Tech International appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.


BDO International
/s/ BDO International

Singapore
September 22, 2003